UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2021

ZoomInfo Technologies Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39310 (Commission File Number)	84-3721253 (IRS Employer Identification No.)
805 Broadway Street, Suite 900, Vancouver, Washington 98660
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 914-1220

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐ Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐ Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	ZI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.
On February 22, 2021, ZoomInfo Technologies Inc. (the “Company”) issued a press release announcing its financial results as of and for the periods ended December 31, 2020. A copy of the press release is furnished as Exhibit 99.1 to this current report and is incorporated herein by reference. The information contained in Item 2.02 of this current report, including the press release furnished as Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 22, 2021, the Company announced that it had appointed Chris Hays to serve as its Chief Operating Officer. Mr. Hays has previously served as Chief Revenue Officer of ZoomInfo Holdings LLC since February 2019 and as Chief Revenue Officer of the Company since its formation in November 2019. From 2016 to 2019, Mr. Hays served as Senior Director of Sales & Marketing Operations, VP of Sales Operations and Chief Operating Officer of ZoomInfo Holdings LLC. Prior to joining ZoomInfo OpCo, Mr. Hays co-founded Inside Sales Team, a provider of sales software and lead management, in 2008 and served as Head of Revenue Operations from 2008 to 2015. Prior to founding Inside Sales Team, Mr. Hays served as Director of Services Revenue at Avaya, a company specializing in business communications and services, from 2000 to 2008 and as Enterprise Sales representative of Lucent from 1995 to 2000. Mr. Hays holds a B.A. from the State University of New York Albany. The appointment of Mr. Hays was not pursuant to any agreement or understanding between him and any other person. There is no family relationship between Mr. Hays and any director or executive officer of the Company. During 2020, the Company paid approximately $0.2 million in aggregate fees for outsourced demand generation services to Be Relevant Group LLC, a firm in which Stephen Hays, the brother of Chris Hays, owns a majority interest.
Item 9.01    Financial Statements and Exhibits.
The following Exhibit 99.1 is furnished pursuant to Item 2.02 of this report.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated February 22, 2021 announcing ZoomInfo Technologies Inc.'s fourth quarter and full year 2020 financial results

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZoomInfo Technologies Inc.
Date: February 22, 2021
By:     /s/ P. Cameron Hyzer
Name:  P. Cameron Hyzer
Title:    Chief Financial Officer